UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)

10020
(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2026, Sirius XM Radio LLC (“SiriusXM”), a subsidiary of Sirius XM Holdings Inc. (the “Company,” “we,” “us” or “our”), issued $1,250,000,000 aggregate principal amount of 5.875% Senior Notes due 2032 (the “Notes”). The Notes were sold to Citigroup Global Markets Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Truist Securities, Inc., UBS Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One Securities, Inc., Goldman Sachs & Co. LLC and Huntington Securities, Inc. The Notes were resold to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount. The terms of the Notes are governed by an Indenture, dated as of March 4, 2026, among SiriusXM, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The following summary is not a complete description of all of the terms of the Indenture or the Notes and is qualified in its entirety by the copy of the Indenture which is attached as Exhibit 4.1 and incorporated herein by reference.

Interest and maturity. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 at a rate of 5.875% per annum, commencing on October 15, 2026. The Notes will mature on April 15, 2032.

Guarantees. SiriusXM’s direct parent, Sirius XM Inc., and wholly owned domestic subsidiaries, Satellite CD Radio LLC, Sirius XM Connected Vehicle Services Inc., Sirius XM Connected Vehicle Services Holdings Inc., XM eMall Inc., XM Radio LLC, XM Investment LLC, XM 1500 Eckington LLC, Automatic Labs LLC, Pandora Media, LLC, Pandora Media California, LLC, AdsWizz Inc., Stitcher Media LLC and Audios Ventures Inc., guarantee, on a senior unsecured basis, SiriusXM’s obligations under the Notes, including the payment of principal and interest. These guarantors also guarantee SiriusXM’s credit facilities and existing senior notes. One or more of SiriusXM’s other subsidiaries may, in the future, be required to guarantee SiriusXM’s other indebtedness, but may not be required to guarantee the Notes except as provided in the Indenture. The Company does not guarantee the Notes.

Ranking. The Notes are SiriusXM’s general unsecured senior obligations. The Notes and related guarantees rank equally in right of payment with all of SiriusXM’s and the guarantors’ existing and future senior indebtedness and senior in right of payment to all of SiriusXM’s and the guarantors’ future subordinated obligations. The Notes and related guarantees are structurally subordinated in right of payment to all existing and future liabilities (including trade payables) of SiriusXM’s non-guarantor entities. The Notes and related guarantees are effectively subordinated to all of SiriusXM’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Optional redemption. At any time prior to April 15, 2029, SiriusXM may redeem some or all of the Notes at any time and from time to time at a “make-whole” redemption price set forth in the Indenture. On and after April 15, 2029, SiriusXM may redeem the Notes, in whole or in part, at any time at the redemption prices set forth in the Indenture. In addition, prior to April 15, 2029, SiriusXM may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of control and other restrictive covenants. The Notes are subject to covenants that, among other things, require SiriusXM to make an offer to repurchase the Notes at 101% of their principal amount in the event of a change of control and a downgrade in the ratings of the Notes, and limit SiriusXM’s ability and the ability of SiriusXM’s subsidiaries to create certain liens; enter into sale/leaseback transactions; and merge, consolidate or sell or otherwise dispose of all or substantially all assets. In addition, the Indenture restricts SiriusXM’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiary guaranteeing the Notes. Sirius XM Inc. is not subject to most of these covenants and the Company is not subject to these restrictive covenants.

Events of default. The following constitute events of default with respect to the Notes: default in the payment of interest; default in the payment of principal; failure to comply with covenants; failure to pay other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; certain events of bankruptcy; a judgment for payment of money exceeding a specified aggregate amount; and voidance of subsidiary guarantees, in each case subject to applicable grace periods.

Use of proceeds. SiriusXM intends to use the net proceeds from the issuance of the Notes, together with cash on hand, to (i) purchase any and all of its 3.125% Senior Notes due 2026 (the “3.125% Notes”) validly tendered and not validly withdrawn pursuant to its concurrent cash tender offer for any and all 3.125% Notes (the “Concurrent Tender Offer”), (ii) to the extent less than all of the aggregate principal amount of the 3.125% Notes are purchased in the Concurrent Tender Offer, redeem or discharge all of the 3.125% Notes not purchased in the Concurrent Tender Offer and (iii) redeem $250.0 million aggregate principal amount of SiriusXM’s outstanding 5.000% Senior Notes due 2027 (the “5.000% Notes”). The 3.125% Notes and the 5.000% Notes are currently redeemable at a redemption price of 100.000% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the redemption date. As of December 31, 2025, $1,000 million aggregate principal amount of 3.125% Notes were outstanding and $1,500 million aggregate principal amount of 5.000% Notes were outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 5, 2026, SiriusXM issued a press release announcing the expiration and results of the Concurrent Tender Offer.

A copy of the press release is filed as Exhibit 99.1 to this Current Report.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy any of these securities, including the Notes, the 3.125% Notes and the 5.000% Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. This Current Report does not constitute a notice of redemption for, nor an offer to purchase, the 3.125% Notes, the 5.000% Notes or any other securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of March 4, 2026, among Sirius XM Radio LLC, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee, relating to the 5.875% Senior Notes due 2032, including the form of 5.875% Senior Notes due 2032.
99.1	Press Release dated March 5, 2026 relating to the expiration of the Concurrent Tender Offer.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan Executive Vice President, Chief Legal Officer and Secretary

Dated: March 5, 2026